UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

AMENDMENT NO. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Leader Hill Corporation

(Exact name of registrant as specified in its charter)

Date: June 15, 2018

Nevada	6199	37-1867536
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Flat 1204 Block B, Mei Li Yuan, Hong Ling Middle Road, Luohu, Shenzhen 518000 China.

  Issuer's telephone number: (+86) 18665342668

Issuer’s email: leaderhill@outlook.com

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.001 par value	4,400,000	$0.04	$176,000.00	$21.92

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

Leader Hill Corporation

4,400,000 SHARES OF COMMON STOCK

$0.001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Leader Hill Corporation. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares, and there can be no assurances that a market maker will agree to apply to make a market in our common stock.

In this public offering we, “Leader Hill Corporation” are offering 4,000,000 shares of our common stock and our selling shareholder is offering 400,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholder. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our President, Seah Chia Yee. Mr. Seah is deemed to be an underwriter of this offering. There is uncertainty that we will be able to sell any of the 4,000,000 shares being offered herein by the Company. Mr. Seah will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.04 per share for the duration of the Offering. Additionally, all of the shares offered by our selling shareholder will be sold at a fixed price of $0.04 for the duration of the Offering. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company's business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

As of the date of this prospectus, our President, Seah Chia Yee, owns and controls 100% of the voting power of our outstanding capital stock. After the offering, assuming all of the shares that are being registered herein on behalf of Seah Chia Yee and the Company our sold, Mr. Seah will own and control 45% of our common stock.

The Company estimates the costs of this offering at approximately $39,000. All expenses incurred in this offering are being paid for by the Company. For the duration of the offering any and all sellers of the shares being registered herein agree to provide this prospectus to potential investors in its entirety. Should the Company not be able to fund the costs of this offering, our sole officer and director, Seah Chia Yee, has agreed to pay for such expenses.

The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through February 28, 2019, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as  underwriters and with respect to their unsold allotments or subscriptions.

 The date of this prospectus is __________________.

PROSPECTUS SUMMARY

In this Prospectus, “Leader Hill Corp.,” “the “Company,” “Leader Hill,” ‘“we,” ‘‘us,’’ and ‘‘our,’’ refer to Leader Hill Corporation, unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending November 30 th. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 5, and the financial statements, before making an investment decision.

The Company

We, Leader Hill Corporation, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on August 21, 2017.

We, Leader Hill Corporation (“the Company”), are an early stage business consulting company that intends to assist start-up to mid size companies in the East Asia region, with a focus on mainland China and Hong Kong, to operate their businesses more cost effectively through our multifaceted consulting services.

The Company’s executive office is located at Flat 1204 Block B, Mei Li Yuan, Hong Ling Middle Road, Luohu, Shenzhen 518000 China.

We believe we need to raise $160,000 to execute our business plan over the next 12 months. The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to carry out our intended business operations.

We will receive proceeds from the sale of 4,000,000 shares of our common stock and intend to use the proceeds from this offering for advertising, marketing costs, staffing, funding of day to day operations, and offering expenses.

There is uncertainty that we will be able to sell any of the 4,000,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at approximately $39,000 are being paid for by the Company. Should the Company not be able to fund the costs of this offering, our sole officer and director, Seah Chia Yee, has agreed to pay for such expenses. The maximum proceeds to us from this offering ($160,000) will satisfy our basic subsistence level, cash requirements for up to 12 months. 75% of the possible proceeds from the offering by the company ($120,000) will satisfy our basic, subsistence level cash requirements for up to 9 months, while 50% of the proceeds ($80,000) will sustain us for up to 6 months, and 25% of the proceeds ($40,000) will sustain us for up to 3 months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from this offering. For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. During the 12 months following the completion of this offering, we intend to continue our current business plan and increase our current level of operations.

We believe that if we are not able to raise additional capital within 12 months of the effective date of this registration statement, we may be adversely effected and may have to curtail operations or continue operations at a limited level that is financially suitable for the Company.

Our Offering

We have authorized capital stock consisting of 75,000,000 shares of common stock, $0.001 par value per share (“Common Stock”). We have 4,000,000 shares of Common Stock issued and outstanding. Through this offering we will register a total of 4,400,000 shares. These shares represent 4,000,000 additional shares of common stock to be issued by us and 400,000 shares of common stock by our selling stockholder. We may endeavor to sell all 4,000,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholder may also sell his own shares. The price at which we, the company, offer these shares is at a fixed price of $0.04 per share for the duration of the offering. The selling stockholder will also sell shares at a fixed price of $0.04 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholder.

The primary offering on behalf of the company is separate from the secondary offering of the selling stockholder in that the proceeds from the shares of stock sold by the selling stockholder will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder will be utilized or given to the company.

 As of the date of this prospectus, our President, Seah Chia Yee, owns and controls 100% of the voting power of our outstanding capital stock. After the offering, assuming all of the shares that are being registered herein on behalf of Seah Chia Yee and the Company our sold, Mr. Seah will own and control 45% of our common stock.

Mr. Seah will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Seah’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Please note that at this time Mr. Seah intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Seah will decide whether shares are being sold by the Company or by Mr. Seah himself.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

4,000,000 shares of common stock, at a fixed price of $0.04 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholder	400,000 shares of common stock, at a fixed price of $0.04 offered by our selling stockholder in a resale offering. As previously mentioned this fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and our selling stockholder will sell the shares at a fixed price per share of $0.04 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	4,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	8,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering herein.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.04.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $0.04 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds to us for advertising, marketing costs, staffing, funding of day to day operations, and offering expenses.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 4,400,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our President, Seah Chia Yee will sell the 4,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $39,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

It is possible that our business consulting services will not generate as much interest from potential clients as we anticipate.

Although we constantly seek to modify our services in order to remain competitive, it is possible that our current available consulting services will not meet the needs of, or generate interest from, potential clients in our target demographic. As is typically the case, the needs of the marketplace see rapid shifts and evolutions. If we cannot appropriately anticipate what services will generate demand and market acceptance then we are likely to see fewer clients, and subsequently less revenue, than we anticipate. Market acceptance for our services may require substantial marketing efforts and the expenditure of significant funds, which we may not have available, to create awareness and demand among customers. If we cannot generate significant interest in the services we offer then it is possible that we may need to alter, or entirely change, our consulting services and it is possible that you may lose all or part of your investment.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our Company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

If we fail to meet client expectations we may be negatively affected.

The risk of not meeting our customers’ expectations may result in a failure to increase or secure our market share. Our customers may not be satisfied with the business consulting services we intend to offer, therefore there is a chance that they may choose alternative service providers or other competitors. This may result in decreased revenue and a decreased market share.

At present, the Company has conducted minimal operations, and there can be no assurances that our planned operations will succeed.

Currently, the operations of our Company have been limited to the creation of a feasibility report for a client as detailed on page 16. There can be no assurances, or guarantees, that our efforts to market and successfully obtain clients for our other business consulting services will succeed. In the event that we cannot successfully complete our business objective you may lose all, or part, of your investments.

Because we operate in a highly competitive industry, our revenues or profits could be harmed if we are unable to compete effectively.

The business consulting industry in which we operate is subject to intense competition. We compete against business consulting corporations which comparable services and operations, have an extensive operating history, have greater revenue and resources, amongst other advantages. If we cannot compete effectively we may not generate substantive revenue or profits which could negatively impact the value of our common stock.

We may fail to establish and maintain strategic relationships.

We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter into strategic alliances. We may not be able to enter into these strategic partnerships on commercially reasonable terms, or at all. Even if we enter into strategic alliances, our partners may not attract significant numbers of clients or otherwise prove advantageous to our business. Our inability to enter into new strategic alliances could have a material and adverse effect on our business.

If we were to lose the services of Mr. Seah we may not be able to execute our business strategy.

We currently depend on the continued services and performance of the key member of our management team, comprised solely of Seah Chia Yee. His leadership has played an integral role in our company. The loss of the key member of our management team could disrupt our operations and have an adverse effect on our ability to grow our business. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very competitive. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

Our Principal executive offices are located in China and our Company has a non-U.S. resident Officer and Director. As such, it may be difficult to pursue legal action against our Company or Director.

Due to the fact that our Company’s executive office is located in China and our Company has non-U.S. resident Officers and Directors, the enforceability of civil liability provisions of U.S. federal securities laws against the company’s Officers and Directors, and company assets located in foreign jurisdictions, will be limited if possible at all.

A decline in general economic conditions could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. It is our opinion that in the event of an economic slowdown, spending habits of both consumers and businesses could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

We expect our quarterly financial results to fluctuate.

We expect our revenue and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General economic conditions;

• The number of clients for our business consulting services;

• Our ability to retain, grow our business and attract new clients;

• Administrative costs;

• Advertising and other marketing costs.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our President, Seah Chia Yee, owns and controls 100% of the voting power of our outstanding capital stock. Subsequent to this offering, Seah Chia Yee will own and control 45% of the voting power of our outstanding capital stock should he sell all of his shares pursuant to the resale offering.

After the Company’s offering, and assuming all of the shares that are being registered herein of Seah Chia Yee are sold, he will own and control approximately 45% of our common stock. Collectively, Mr. Seah will have substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of Mr. Seah’s ownership in the Company he is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Mr. Seah’s voting power may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Due to the fact that our officers and directors conduct outside business activities the attention and efforts of our officers and directors are not solely focused upon Leader Hill Corporation.

While our officer and director intends to devote as much time as necessary to the success and development of Leader Hill Corporation, however, Mr. Seah has outside interests that require a portion of his time every week. Currently Mr. Seah is prepared to dedicate 30 hours per week to the operations of Leader Hill Corporation. Although we believe his time, resources, and effort are allocated appropriately to allow for the Company’s future success, there can be no guarantee that his priorities will not shift in the future. In the event that their outside interests begin to take precedence over their positions in Leader Hill Corporation the Company may not experience the growth and success that is anticipated. In this event either corrective action will have to be taken or, in a worst case scenario, investors could lose all or part of their investments.

Due to the fact that we are a publicly reporting company we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because an external third party consultant(s), attorney, or firm, may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and director have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade at a discount from the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock will be determined through negotiations between us and the representatives of the underwriters and may not be indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

 Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Leader Hill Corporation and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

The accompanying financial statements have been prepared assuming the company will continue as a going concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. While the Company is attempting to generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that financial statements are issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

Our independent registered public accounting firm, TAAD LLP has issued a going concern opinion in their audit report in regards to our operations.

In their audit report our PCAOB auditor TAAD LLP issued a going concern opinion in regards to our operations. The going concern was issued due to the fact that we have not yet achieved profitable operations and raising additional funds through financing is subject to substantial doubt.

We are a start-up stage company. Our ability to continue as a going concern is dependent upon our ability to commence a commercially viable operation and to achieve profitability. Since our inception we have generated only minor revenues. These factors raise substantial doubt about our ability to continue as a going concern. In accordance with the auditor’s opinion, there is a risk that we may not be able to generate revenues in the future and as a result the value of our common stock may become worthless. There are no assurances that we will be successful in raising additional capital or successfully developing and commercializing our products and becoming profitable.

Mr. Seah will be able to sell his shares at any time during the duration of this offering. This may pose a conflict of interest because Mr. Seah is also selling shares on behalf of the company in this offering. It is possible that this conflict of interest could affect the ultimate amount of funds raised by the Company. This could negatively affect your investment.

Mr. Seah Chia Yee is going to be selling shares on behalf of the Company in this offering. Mr. Seah will be able to simultaneously sell shares of stock for his own accord that are registered for resale pursuant to this offering. This conflict of interest could divert Mr. Seah’s time and attention in selling shares on behalf of the Company since he will also be able to sell his own shares. This could result in less capital raised by the company, and a lessened desire for investors to purchase shares. As a result of this potential conflict of interest your investment could be adversely affected.

At present we do not have an established source of funding, nor do we have immediate plans for how to improve our financial situation.

As of November 30, 2017 we have $12,000 in assets, $26,660 in liabilities and a net loss of $16,609. In the event that we are not able to begin generating significant amounts of revenue, the results of our operations may not improve and we may not be able to progress our business operations in a significant manner. Furthermore, we do not have access to sources of additional funding that could provide us with the capital necessary to grow our business. If we are unable to improve our financial condition, through the generation of additional revenue or through securing a source of additional funding, then the results of our operations may suffer.

Our President, Seah Chia Yee does not have any prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Mr. Seah does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President Seah Chia Yee, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is approximately $37,500. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $30,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

We intend to apply to have our common stock quoted on the OTC Market Group LLC’s OTCQB Marketplace (“OTCQB”). This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTCQB. We may consider pursuing a listing on the OTCQB after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTCQB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Our Chief Executive Officer, Mr. Seah Chia Yee, does not have experience running a public company.

The lack of experience relating to running a public company, on the part of our Chief Executive Officer Mr. Seah Chia Yee, may present ongoing difficulties or challenges for the Company. While our Chief Executive Officer believes that he is familiar with the requirements of running a public company, his experience can give no concrete basis for this belief. He may be unfamiliar with certain reporting requirements, ongoing steps necessary to remain in compliance, and any number of details related to becoming and remaining a public company. Such inexperience may negatively impact the results of our operations.

Because we have 75,000,000 authorized shares of common stock, management could issue additional shares, diluting the current shareholders’ equity.

We are authorized to issue an aggregate of 75,000,000 shares of common stock, par value $.001 per share, of which only 4,000,000 are currently issued and outstanding. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

In the event that our shares are traded, they may trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established Members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Leader hill corporation

BALANCE SHEET AS OF November 30, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

As of November 30, 2017
(Audited)
ASSETS
CURRENT ASSETS
Accounts receivables	$8,000
Subscription receivable	4,000
TOTAL CURRENT ASSETS	12,000

NON-CURRENT ASSETS
Property and equipment	2,051
TOTAL NON-CURRENT ASSETS	2,051

TOTAL ASSETS	$14,051

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accrued expenses	$23,000
Loan from director	3,660
TOTAL CURRENT LIABILITIES	26,660

TOTAL LIABILITIES	$26,660

STOCKHOLDERS’ DEFICIT
Common stock – Par value $ 0.001; Authorized: 75,000,000 shares; Issued and outstanding: 4,000,000 shares as of November 30, 2017	4,000
Accumulated deficit	(16,609)
TOTAL STOCKHOLDERS’ DEFICIT	$(12,609)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$14,051

LEADER HILL CORPORATION

STATEMENT OF INCOME

FROM AUGUST 21, 2017 (DATE OF INCEPTION) TO November 30, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

From August 21, 2017 (Date of Inception) to November 30, 2017
REVENUE	$8,000

COST REVENUE	-

GROSS PROFIT	8,000

OPERATING EXPENSES	(24,609)

LOSS FROM OPERATIONS	(16,609)

LOSS BEFORE INCOME TAX	(16,609)

TAX INCOME PROVISION	-

NET LOSS	$(16,609)

COMPREHENSIVE LOSS	(16,609)

Net Loss per share- Basic and diluted	(0.00)

Weighted average number of common shares outstanding – Basic and diluted	4,000,000

LEADER CAPITAL HOLDINGS CORP.

BALANCE SHEET AS OF February 28, 2018 (Unaudited) and

November 30, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of February 28, 2018	As of November 30, 2017

ASSETS
CURRENT ASSETS
Cash	$11,369	$-
Accounts Receivables	-	8,000
Subscription receivable	4,000	4,000
TOTAL CURRENT ASSETS	15,369	12000

NON-CURRENT ASSETS
Property and equipment	1,949	2,051
TOTAL NON-CURRENT ASSETS	1,949	2,051

TOTAL ASSETS	$17,318	$14,051

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Loan from directors	$26,304	$3,660
Accrued expenses	4,750	23,000

TOTAL LIABILITIES	$31,054	$26,660

STOCKHOLDERS’ DEFICIT
Common stock, $0.001 Par value, Authorized: 75,000,000 shares; Issued and outstanding: 4,000,000 shares as of February 28, 2018 and November 30, 2017	$4,000	$4,000
Accumulated deficit	(17,332)	(16,609)
Accumulated other comprehensive loss	(404)	-
TOTAL STOCKHOLDERS’ DEFICIT	(13,736)	(21,609)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$17,318	$14,051

LEADER CAPITAL HOLDINGS CORP.

STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED FEBRUARY 28, 2018 (UNAUDITED) AND

FROM AUGUST 21, 2017 (DATE OF INCEPTION) TO NOVEMBER 30, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

		For the three months ended February 28, 2018		From August 21, 2017 (Date of inception) to November 30, 2017
REVENUE		$-		$8,000

COST OF REVENUE		-		-

GROSS PROFIT		-		8,000

OPERATING EXPENSES		(724)		(24,609)

LOSS FROM OPERATIONS		(724)		(16,609)

LOSS BEFORE INCOME TAX		(724)		(16,609)

INCOME TAX PROVISION		-		-
	$		$
NET LOSS		(724)		(16,609)

Other comprehensive loss:

Foreign currency translation income (loss)		(404)		-

COMPREHENSIVE LOSS		(1,128)		(16,609)

Net loss per share- Basic and diluted		(0.00)		(0.00)

Weighted average number of common shares outstanding – Basic and diluted		4,000,000		4,000,000

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Our cash and cash equivalents are $0 as of November 30, 2017. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. In order to implement our plan of operations for the next twelve-month period, we require further funding.

Results of operations from August 21, 2017 (Date of Inception) to November 30, 2017

Revenues

From August 21, 2017 (Date of Inception) to November 30, 2017 the Company generated revenue in the amount of $8,000. The sales revenue is related to a feasibility report furnished to one client and it is a one-time transaction.

From August 21, 2017 (Date of Inception) to November 30, 2017, the company has only one client.

General and Administrative Expenses

From August 21, 2017 (Date of Inception) to November 30, 2017 we had general and administrative expenses in the amount of $24,609. These were primarily comprised of company incorporation fees, audit fee, travelling and accommodation expenses, entertainment expenses and professional fees.

Net Loss

Our net loss from August 21, 2017 (Date of Inception) to November 30, 2017 was $16,609.

Liquidity and Capital Resources

Cash Provided by Operating Activities

Net cash provided by operating activities was $2,051 from August 21, 2017 (Date of Inception) to November 30, 2017. The cash provided by operating activities was attributable to increase in accrued expenses which included company incorporation fees, audit fee, travelling and accommodation expenses, entertainment expenses and professional fees.

Cash Provided by Financing Activities

On August 21, 2017 our sole officer and director, Seah Chia Yee, purchased 4,000,000 shares of restricted common stock at a purchase price of $0.001 (par value) per share. Payment for the shares was made on March 14, 2018 and March 15, 2018. The proceeds from the sale will go (have gone) directly to the Company to be used for working capital.

In regards to all of the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sale of the stock since the sale of the stock were made to non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Net cash provided from financing activities was nil for the year ended November 30, 2017.

Results of operations from August 21, 2017 (Date of Inception) to November 30, 2017

Our cash and cash equivalents are $0 as of November 30, 2017. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. In order to implement our plan of operations for the next twelve-month period, we require further funding. At this time we rely exclusively on our sole officer and director, Seah Chia Yee for any and all funding. He has no obligation to loan or provide the Company funds.

As of November 30, 2017, the Company has borrowed a total of $3,660 from our director, Seah Chia Yee, to fund business operations. These loans are unsecured, non-interest bearing with no fixed terms of repayment.

Plan of Operations

Plan of Operation for the Next 12 Months

The Company is an early stage business consulting company that intends to assist start-up to mid-size companies in the East Asia region, with a focus on mainland China and Hong Kong, to operate their businesses more cost effectively through our multifaceted consulting services. Over the course of the twelve months following this offering we plan to utilize any and all funds that we generate through the sale of company shares in several ways. The Company plans to allocate the proceeds towards advertising and marketing costs, staffing, funding for day to day operations, and offering expenses.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our plan of operations are as follows:

If 4,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Advertising and Marketing Costs	$30,246
Staffing	$30,246
Funding for Day to Day Operations	$30,248
Establishing an Office	$30,246
Offering Expenses	$39,014
TOTAL	$160,000

The first 6 months upon completion of offering - Establish Office and Hire Staff –

In the event we sell all of the shares offered, upon completion of the offering we plan to set up an office in Shenzhen, China and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as telephones, fax, office supplies, furniture, personal computer and other. Our sole officer and director, Seah Chia Yee will take care of our initial administrative duties. We will set up an office and obtain the necessary equipment and stationery to continue operations that will cost us approximately $30,246. In the current stage of our operation, our sole officer and director Seah Chia Yee is providing his own office equipment, such as computer, office supplies and others for production process. We will only establish an office with office equipment and hire extra staff if we at least sell 50% of the shares offered.

Additionally, we will hire ten staff members. The estimated staffing cost in this case will be $30,246 per year. New staff members’ roles will be assisting our sole officer and director in everyday operation and also in marketing and sale. Currently, Seah Chia Yee has the flexibility to work on our business up to 30 hours per week but is prepared to devote more time if necessary.

In addition to the above the Company is also actively and will continue to focus on the creation of a Company website to detail the services the Company offers. The Company believes this will increase exposure to potential new clients. Currently, the website is in development, and may undergo further changes, but can be found at the web address: www.leaderhill.com.

From 7th month to 12th month upon completion of offering - Commence Marketing Campaign and Looking for New Customers

Once our website is operational and sufficiently developed, our office is established, our equipment is obtained and has enough staff, we will focus on looking for potential customers. We cannot guarantee that we will be able to find customers, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of customers and agreements at the end of the twelve-month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate an additional amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Our sole officer and director, Seah Chia Yee and our staff will promote our service. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also expect to get new clients from “word of mouth” advertising where our clients will refer their colleagues to us. We also plan to attend shows and exhibitions to find new business opportunities and partners. In the event we sell all of the shares offered, we intend to spend at least $30, 246 on marketing efforts during the first year.

If 3,000,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Advertising and Marketing Costs	$20,246
Staffing	$20,246
Funding for Day to Day Operations	$20,248
Establishing an Office	$20,246
Offering Expenses	$39,014
TOTAL	$120,000

The first 6 months upon completion of offering - Establish Office and Hire Staff –

In the event we sell 75% of the shares offered, upon completion of the offering we plan to set up an office in Shenzhen, China and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as telephones, fax, office supplies, furniture, personal computer and other. Our sole officer and director, Seah Chia Yee will take care of our initial administrative duties. We will set up an office and obtain the necessary equipment and stationery to continue operations that will cost us approximately $20,246. In the current stage of our operation, our sole officer and director Seah Chia Yee is providing his own office equipment, such as computer, office supplies and others for production process. We will only establish an office with office equipment and hire extra staff if we at least sell 50% of the shares offered.

Additionally, we will hire 6 staff members. The estimated staffing cost in this case will be $20,246 per year. New staff members’ roles will be assisting our sole officer and director in everyday operation and also in marketing and sale. Currently, Seah Chia Yee has the flexibility to work on our business up to 30 hours per week but is prepared to devote more time if necessary.

In addition to the above the Company is also actively and will continue to focus on the creation of a Company website to detail the services the Company offers. The Company believes this will increase exposure to potential new clients. Currently, the website is in development, and may undergo further changes, but can be found at the web address: www.leaderhill.com.

From 7th month to 12th month upon completion of offering - Commence Marketing Campaign and Looking for New Customers

Once our website is operational and sufficiently developed, our office is established, our equipment is obtained and has enough staff, we will focus on looking for potential customers. We cannot guarantee that we will be able to find customers, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of customers and agreements at the end of the twelve-month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate an additional amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Our sole officer and director, Seah Chia Yee and our staff will promote our service. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also expect to get new clients from “word of mouth” advertising where our clients will refer their colleagues to us. We also plan to attend shows and exhibitions to find new business opportunities and partners. In the event we sell 75% of the shares offered, we intend to spend at least $20, 246 on marketing efforts during the first year.

If 2,000,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Advertising and Marketing Costs	$10,224
Staffing	$10,224
Funding for Day to Day Operations	$10,226
Establishing an Office	$10,224
Offering Expenses	$39,014
TOTAL	$80,000

The first 6 months upon completion of offering - Establish Office and Hire Staff –

In the event we sell 50% of the shares offered, upon completion of the offering we plan to set up an office in Shenzhen, China and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as telephones, fax, office supplies, furniture, personal computer and other. Our sole officer and director, Seah Chia Yee will take care of our initial administrative duties. We will set up an office and obtain the necessary equipment and stationery to continue operations that will cost us approximately $10,224. In the current stage of our operation, our sole officer and director Seah Chia Yee is providing his own office equipment, such as computer, office supplies and others for production process. We will only establish an office with office equipment and hire extra staff if we at least sell 50% of the shares offered.

Additionally, we will hire one staff member. The estimated staffing cost in this case will be $10,224 per year. New staff’s roles will be assisting our sole officer and director in everyday operation and also in marketing and sale. Currently, Seah Chia Yee has the flexibility to work on our business up to 30 hours per week but is prepared to devote more time if necessary.

In addition to the above the Company is also actively and will continue to focus on the creation of a Company website to detail the services the Company offers. The Company believes this will increase exposure to potential new clients. Currently, the website is in development, and may undergo further changes, but can be found at the web address: www.leaderhill.com.

From 7th month to 12th month upon completion of offering - Commence Marketing Campaign and Looking for New Customers

Once our website is operational and sufficiently developed, our office is established, our equipment is obtained and has enough staff, we will focus on looking for potential customers. We cannot guarantee that we will be able to find customers, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of customers and agreements at the end of the twelve-month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate an additional amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Our sole officer and director, Seah Chia Yee and our staff will promote our service. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also expect to get new clients from “word of mouth” advertising where our clients will refer their colleagues to us. We also plan to attend shows and exhibitions to find new business opportunities and partners. In the event we sell 50% of the shares offered, we intend to spend at least $10,224 on marketing efforts during the first year.

If 1,000,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Advertising and Marketing Costs	-
Staffing	-
Funding for Day to Day Operations	$986
Establishing an Office	-
Offering Expenses	$39,014
TOTAL	$40,000

The first 6 months upon completion of offering - Establish Office and Hire Staff –

In the event we sell 25% of the shares offered, upon completion of the our sole officer and director, Seah Chia Yee will take care of our initial administrative duties. In the current stage of our operation, our sole officer and director Seah Chia Yee is providing his own office equipment, such as computer, office supplies and others for production process. Currently our sole officer and director, Seah Chia Yee has the flexibility to work on our business up to 30 hours per week but is prepared to devote more time if necessary. We will only establish an office with office equipment and hire extra staff if we at least sell 50% of the shares offered.

In addition to the above the Company is also actively and will continue to focus on the creation of a Company website to detail the services the Company offers. The Company believes this will increase exposure to potential new clients. Currently, the website is in development, and may undergo further changes, but can be found at the web address: www.leaderhill.com.

From 7th month to 12th month upon completion of offering - Commence Marketing Campaign and Looking for New Customers

Once our website is operational and sufficiently developed, we will focus on looking for potential customers. We cannot guarantee that we will be able to find customers, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of customers and agreements at the end of the twelve-month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate an additional amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Our sole officer and director, Seah Chia Yee will promote our service. We intend to use marketing strategies, such as direct mailing and phone calls to acquire potential customers. We also expect to get new clients from “word of mouth” advertising where our clients will refer their colleagues to us. We also plan to attend shows and exhibitions to find new business opportunities and partners.

Results of operations from December 1, 2017 to February 28, 2017

Revenues

From December 1, 2017 to February 28, 2018 the Company generated revenue in the amount of $0.

General and Administrative Expenses

From December 1, 2017 to February 28, 2018 we had general and administrative expenses in the amount of $724. These were primarily comprised of travelling and accommodation expenses, entertainment expenses, depreciation and bank charges.

Net Loss

Our net loss from December 1, 2017 to February 28, 2018 was $724.

Liquidity and Capital Resources

Cash Provided by Operating Activities

Net cash provided by operating activities was $11,773 from December 1, 2017 to February 28, 2018. The cash provided by operating activities was attributable to increase in accrued expenses which included company incorporation fees, audit fee, travelling and accommodation expenses, entertainment expenses and professional fees  . Non-cash expenses totaled $102 from December 1, 2018 to February 28, 2018, which composed of depreciation.

Cash Used in Investing Activities

Net cash used in investing activities is nil from December 1, 2017 to February 28, 2018. Net cash used in investing activities was $2,051 for the period from August 21, 2017 (Date of Inception) to November 30, 2017.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Business Consulting Industry

Business Consulting, synonymously referred to as management consulting, is defined as “Advisory and/or implementation services to the (senior) management of organizations with the aim of improving the effectiveness of their business strategy, organizational performance, and operational processes”. Although the services offered by our Company currently fall into four categories, we believe that they most accurately are encompassed by business, or management, consulting.

According to consultancy.uk the worldwide market for management consulting services is estimated to be worth more than $130 billion. In the past years, expenditures on management consultancy grew on average with more than 4% per year. Additionally, business consulting that can be defined as “operations consulting” forms the biggest segment of the sector, making up more than half of the total segment within the sector. HR and strategy consulting make up the remainder, and have each garner a similar percentage of the market.

Given that 2017 has just concluded, finding reliable research data for the overall year, at this point in time, is unreliable. As such, we will rely on consulting industry statistics that were documented at the beginning of 2017 and relate more to 2016. According to Greentarget, consulting executives seem more confident than they did after what many are calling an “outstanding year,” which saw some firms surpass 20 percent growth. Indeed, in 2016, 94 percent of executives said they experienced real revenue growth, though only 91 percent had expected to. Markedly, nearly two-thirds said growth surpassed 10 percent.

Consulting magazine’s Executive Outlook survey suggests that the majority of firms (98 percent) expect growth, with 91 percent projecting more than 6 percent. Specifically, 66 percent of firms expect their revenue to grow by 10 percent or more in 2017, while a quarter expect growth between 6 and 9 percent. In terms of profit, 80 percent of firm executives reported improvements in 2016, and a significant 96 percent anticipate improved profits in 2017. Importantly, only 1 percent of executives said they expect profits to fall this year, and only 3 percent expect no change in profits.

Over recent years the business consulting industry, and consulting industry overall, has experienced substantial growth, with more and more corporate executives turning to outside consulting firms. Given the growth of the industry and the cost effectiveness of our services, we believe that Leader Hill Corporation has the ability to attract a significant market share of the business consulting industry in South East Asia.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

Leader Hill Corporation., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on August 21, 2017.

On August 21, 2017 Seah Chia Yee was appointed President, Secretary, and Treasurer, and Director to the Company. He presently is our sole officer and director.

On August 21, 2017 our sole officer and director, Seah Chia Yee, purchased 4,000,000 shares of restricted common stock at a purchase price of $0.001 (par value) per share. Payment for the shares was made on March 14, 2018 and March 15, 2018. The proceeds from the sale will go directly to the Company to be used for working capital.

In regards to all of the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sale of the stock since the sale of the stock were made to non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Overview

Leader Hill Corporation is headquartered in Shenzhen, China and primarily operates in the industry of business consulting. At present, the only service that has been provided by the Company thus far, has been the research and creation of a ‘feasibility report’. All other additional services are prospective, and have not, as of this point in time, been performed for any clients yet. We believe that we have the capacity to offer any of the below services immediately upon securing an agreement with a client. We assist, and plan to continue to assist, start-up to mid-size companies in the East Asia region, with a focus on mainland China and Hong Kong. Our core services are divided into four categories: company formation, corporate secretarial and administration, accounting and bookkeeping, and general business consulting services.

Company Formation

Leader Hill Corporation plans to assist clients with company incorporation and domestication services globally through the expertise of our current management. The Company plans to assist clients with identifying the optimum corporate jurisdiction, in the Company’s opinion, for the client’s incorporation by identifying what, per the Company’s belief, is the optimum corporate structure to legally protect their assets and gain access to worldwide markets, while also legally minimizing local and international taxation. The process of incorporating a company on behalf of a client depends on the jurisdiction in which the company intends to operate in as well as a variety of other factors. Leader Hill’s team plans to discuss, with each client the tax and legal implications per select jurisdictions along with the process involved in incorporating their company. Leader Hill will spend time to ensure client’s onshore or offshore structure provides the following benefits:

a.       Company incorporation in a politically stable jurisdiction;

b.       Minimization of international tax liabilities;

c.       Minimal statutory filling obligations;

d.       Registration of a company offshore offers unrestricted flow of capital and transfer of assets globally;

e.       Limited liability for company directors;

f.       A corporate bank account with an international retail or private bank;

g.      Low share capital requirement;

h.       Company formation in jurisdiction with professional reputation such as Singapore and Hong Kong (since they are not considered tax havens);

i.       To hold directors/shareholders meetings anywhere in the world;

j.      Efficient requirements for audit and maintaining accounting records.

Corporate Secretarial Services

We plan to provide corporate secretarial services to our new and existing clients. Clients may need to appoint a Company Secretary to maintain organization and ensure that the Company is following appropriate procedures. We plan to offer assistance with general corporate filings, managing corporate changes, and retrieval of any official corporate documents.

Our secretarial services may include, but are not strictly limited to:

a.       Managing board meetings and circulating briefing documents;

b.       Preparing and managing data rooms for due diligence purposes;

c.       Ensuring all statutory returns and fees are submitted;

d.       Drafting corporate documents and agreements;

e.       Managing the changes in the management such as resignation(s), removal and appointment of directors;

f.        Managing share transfers and new share issuances by the Company.

Accounting and Bookkeeping

We plan to provide accounting and bookkeeping services to update and maintain accounting records, including those which calculate expenditures, receipts, accounts payable and receivable, and profit and loss. We plan to utilize single-entry and double-entry bookkeeping (two common bookkeeping methods) and will ask each client for their preference in regards to which method they prefer. We will make sure that all business and financial transactions are recorded in the correct book, from journal entries, general ledger up to the trial balance stage. From these, we will then prepare a balance sheet, profit and loss statement, changes in equity and other miscellaneous figures based on the specifications provided by each client. We will also provide monthly or quarterly financial reports to make sure our clients understand the financial status of their business. Leader Hill Capital plans to provide the following services:

a. Computerized bookkeeping;

b. Reconciling the bank balance monthly with the bank statements;

c. Periodic financial statements and reports for all purposes;

d. Preparing budgets and producing reports monitoring actual performance against budget;

e. Compliance with statutory filing deadlines;

f. Logistical support on bank and cash, sales and debtors, purchases, and creditors functions.

General Business Consulting

We also intend to provide general business consulting services. These services include, but are not limited to, assistance with the preparation of written business plans and advisory services relating to mergers and acquisitions (M&A) of future clients. We will also assist with the creation of personalized strategies for business development, and we will also provide due diligence with strategic and operational analysis to help our clients make a more informed business decision. Alongside the M&A process, we will assist our clients with developing financial models, overseeing the valuation process and will ensure that the financials of the potential acquisition target are prepared to be audited.

Our current revenues generated thus far have solely been attributed to a feasibility report we have provided to a client. The feasibility reports we offer are an opinionated report whereas we discuss the particulars of a client's company as well as their goals. We then provide an analysis, based upon our own research, as to the industry in which the client operates, an operational model that can help the client company achieve its goals, assist with the valuation of the entity, and provide analysis of prevailing market trends that are pertinent to the client company's operations, amongst other criteria that can vary on a case by case basis. Our feasibility report can assist a client with multileveled strategies to progress their business(es), which may also include general information about the process of going public. We base our opinions off of industry research and factual sources, although we stipulate that all of our clients should supplement our report with their own research and analysis.

Need for Our Services

Leader Hill provides corporate support services, on a cost-effective, outsource basis, to start-up companies in the East Asia region, with a focus on mainland China and Hong Kong. We will help our clients remain competitive in their industries and ease their corporate burdens through our multi-faceted business consulting services. We anticipate a growing need of our business in East Asia because of the cost-effectiveness of our services. In today’s complex corporate landscape there is an increasing need for enterprises, in all industries, to maximize their performance and profitability through means that are as cost effective as possible. We believe that our sole officer and director’s business experience and our competitive fees will provide us with a competitive advantage.

Marketing Plan

We expect to increase our marketing efforts through our President’s personal networks and industry association channels which have not, at this point in time, been fully identified. Additionally, we intend to bolster our professional reputation and image by showcasing our knowledge and industry expertise via marketing campaigns through various forms of media. We have undefined plans to initially market our services through webinars, the creation of a wide variety of white papers, newsletters, books, and other information offerings. Furthermore, we plan to begin a social media campaign utilizing blogs, twitter, Facebook, and LinkedIn. A targeted campaign is intended to be made to focus on start-ups and small to mid-size businesses in various industries.

Competition

The business consulting industry is very competitive and fragmented in the market niche in which our Company operates. There are limited barriers to entry and new competitors frequently enter the market. A significant number of our competitors possess substantially greater resources than we possess. Additionally, we face substantial competition for potential clients and for technical and professional personnel from providers of similar specialties, which range from giant national companies headquartered on Hong Kong and Shenzhen, China to affiliates of some of the largest accounting firms, business consulting firms in East Asia.

We believe that existing and new competitors will continue to improve their services and introduce new services with competitive pricing and performance characteristics. In periods of reduced demand for our services, we can either choose to maintain market share by reducing our prices to meet competition or maintain prices, which would likely sacrifice market share. Sales and overall profitability could be reduced in either case.

Future Plans

Our future plans include expanding the appeal of our services to the East Asia market, although we do not have any distinct timeline in which we will begin conducting these plans save for the fact that we plan to hire more employees to support our operations. To achieve this we will continue to progress our marketing campaign through social media and we plan to hire new employees to support increased online interaction with potential customers. We also plan to advertise online through advertisements that a user may be able to click on to learn more about us and/or our products. We believe we will need to hire an additional 4-5 employees to implement the aforementioned plan to increase our marketing presence. In the future we will continuously evaluate the possibility of expanding our service offerings to meet the needs of potential new clients and offer an expanded range of services to any potential clients we may consummate agreements with in the future.

For the remainder of the fiscal year the Company has plans to promote its services through existing contacts and via in person conferences where the Company may be able to interact with and meet with potential new clients. The Company is actively, and for the remainder of the fiscal year, will be researching upcoming business conferences that it may be able to attend to promote its services.

In addition to the above the Company is also actively, and will continue the rest of the year, to focus on the creation of a Company website to detail the services the Company offers. The Company believes this will increase exposure to potential new clients. Currently, the website is in development, and may undergo further changes, but can be found at the web address: www.leaderhill.com.

Employees

As of November 30, 2017, we have one employee, our President, Seah Chia Yee. Currently, Mr. Seah has the flexibility to work on our business up to 30 hours per week, but is prepared to devote more time if necessary. The Company intends to employ 10 employees by the end of 2018, with 3 employees designated to management and administration, 1 employee to marketing, and 6 professionals to providing corporate consulting and support services. It is the intention of the Company to focus on hiring employees who hold relevant professional degrees and above average Mandarin proficiency.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our employee, Officer and/or Director.

Government Regulation

Leader Hill solely provides business consulting services. There are no requirements for us to obtain any licenses that we are aware of except possibly business registration licenses in jurisdictions we may intend to operate in.

USE OF PROCEEDS

If 4,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Advertising and Marketing Costs	$30,246
Staffing	$30,246
Funding for Day to Day Operations	$30,248
Establishing an Office	$30,246
Offering Expenses	$39,014
TOTAL	$160,000

If 3,000,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Advertising and Marketing Costs	$20,246
Staffing	$20,246
Funding for Day to Day Operations	$20,248
Establishing an Office	$20,246
Offering Expenses	$39,014
TOTAL	$120,000

If 2,000,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Advertising and Marketing Costs	$10,224
Staffing	$10,224
Funding for Day to Day Operations	$10,226
Establishing an Office	$10,224
Offering Expenses	$39,014
TOTAL	$80,000

If 1,000,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Advertising and Marketing Costs	-
Staffing	-
Funding for Day to Day Operations	$986
Establishing an Office	-
Offering Expenses	$39,014
TOTAL	$40,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.04 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering)	(100% of shares are sold in the offering)
Offering Price Per Share	$0.04	$0.04	$0.04
Book Value Per Share Before the Offering	$(0.003)	$(0.003)	$(0.003)
Book Value Per Share After the Offering	$0.005	$0.011	$0.018
Net Increase to Original Shareholder	$0.004	$0.010	$0.017
Decrease in Investment to New Shareholders	$0.035	$0.029	$0.022
Dilution to New Shareholders (%)	87.50%	72.50%	55.00%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(12,609)
Net proceeds from this offering	160,000
$147,391
Denominator:
Shares of common stock outstanding prior to this offering	4,000,000
Shares of common stock to be sold in this offering (100%)	4,000,000
8,000,000

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(12,609)
Net proceeds from this offering	80,000
$67,391
Denominator:
Shares of common stock outstanding prior to this offering	4,000,000
Shares of common stock to be sold in this offering (50%)	2,000,000
6,000,000

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(12,609)
Net proceeds from this offering	40,000
$27,391
Denominator:
Shares of common stock outstanding prior to this offering	4,000,000
Shares of common stock to be sold in this offering (25%)	1,000,000

SELLING SHAREHOLDERS

Any reference herein to “the selling shareholder,” or “our selling shareholder” refers to shares sold from the personal account of Seah Chia Yee.

The shares being offered for resale by the selling stockholder consist of 400,000 shares of our common stock.

The following table sets forth the name of the selling stockholder, the number of shares of common stock beneficially owned by the selling stockholder as of June 15, 2018 and the number of shares of common stock being offered by the selling stockholder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholder may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholder.

“Percent of common stock owned after offering (if all shares are sold)” takes into account the sale of 100% of the Company’s common stock that the Company intends to sell in this offering. If all shares are sold on behalf of the Company there will be 8,000,000 shares of common stock issued and outstanding.

Shareholder Name	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Seah Chia Yee*	4,000,000	400,000	3,600,000	45.00%
Total	4,000,000	400,000	3,600,000	45.00%

*Seah Chia Yee is our sole officer and director.

PLAN OF DISTRIBUTION

The Company has 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering the Company is registering for resale 400,000 shares of our common stock held by our existing shareholder at a fixed price of $0.04 per share for the duration of the offering. The Company is also registering an additional 4,000,000 shares of its common stock for sale at the fixed price of $0.04 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Chia Yee Seah will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Seah Chia Yee is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Seah Chia Yee will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Seah is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Seah will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Thomas Seah will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 4,000,000 shares being offered on behalf of the Company itself. The proceeds from the 400,000 shares held by the selling shareholder, if sold, will not go to the Company, but will go to the shareholder directly. The price per share is fixed at $0.04 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company and selling shareholder must be made at the fixed price of $0.04 for the duration of this offering. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company and the selling shareholder may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than approximately $39,000. Should the Company not be able to fund the costs of this offering, our sole officer and director, Seah Chia Yee, has agreed to pay for such expenses.

*Mr. Seah will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Seah’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Please note that at this time Mr. Seah intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Seah will decide whether shares are being sold by the Company or by Mr. Seah himself.

Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “Leader Hill Corporation”, or (ii) an escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

In Regard to Shares sold by the Selling Shareholders

If you decide to subscribe for any shares in this offering that are offered by our selling shareholder, the selling shareholder will inform you, “the purchaser”, of their preferred method of payment and the procedures they have for subscribing. It should be noted that we will, in no way, be affiliated with any private transactions in which our selling shareholder sells his own common stock. Our selling shareholder may or may not decide to reject subscriptions. This is at his own discretion. Our selling shareholder will be responsible for following any applicable laws or regulations in regards to the sale(s) of his own shares of common stock.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 75,000,000 shares of common stock, $0.001 par value per share (“Common Stock”). As of the date of this filing we have 4,000,000 shares of Common Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time, we do not have a transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Benjamin L. Bunker Esq. of 3753 Howard Hughes Parkway, Suite 200, Las Vegas Nevada 89169.

The financial statements included in this prospectus and the registration statement have been audited by TAAD LLP, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

Our office is located at Flat 1204 Block B, Mei Li Yuan, Hong Ling Middle Road, Luohu, Shenzhen 518000 China. Our office space is provided to us rent free by our President and Director, Seah Chia Yee.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and directors of the Company, who will continue to serve as officers and directors of the Company are provided below:

Officer Biographies

Name	Age	Position
Chia Yee Seah	27	President, Secretary, Treasurer, Director

Seah Chia Yee - President, Secretary, Treasurer, Director

In 2013, Mr. Seah graduated from the University Malaysia Sabah with a Bachelors degree in Mathematics and Economics. In January 2014, he started his career as a Senior Executive Officer at the Frontline department of Public Bank Berhad, a Malaysia-based commercial bank. He was responsible for the branch's daily operations which included, but were not limited to, servicing automated teller machines (ATM’s), and assisting customers with general banking services such as deposits, withdrawals, wire transfers etc. Mr. Seah left this position in June 2014 and joined RHB Investment Bank Berhad, a Malaysia-based investment bank where he served as an equity dealer. His major responsibilities were to manage clients' portfolios and maintain customer relationships while simultaneously holding responsibilities for creating trading strategies, processing option purchases, and discussing market conditions with other traders.

In July 2015, Mr. Seah joined Wealth-X, a New York-headquartered research firm. He was responsible for evaluating Ultra High Net Worth Individuals in various markets. His other substantial duties included financial reporting analyses, valuing businesses, and furthering positive client relationships. Since January 2016, he has worked as a General Manager at Falcon Financial Consulting Limited, a Shenzhen-based business consulting company. He primarily deals with corporate structuring, execution of capital investments, corporate finance and IPO related work.

In August 2017, Mr. Seah founded Leader Hill Corporation, and serves as our President, Secretary, Treasurer, and Director.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, are responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

The below figures are in relation to our most recent fiscal year end. It should be noted we were incorporated on August 21, 2017.

Summary Compensation Table:

Name and principal position (a)	Year ended November 30 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Seah Chia Yee, President, Secretary, Treasurer, Director	2017	-	-	-	-	-	-	-	$-

 Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis:

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of June 15, 2018, the Company has 4,000,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Seah Chia Yee *	4,000,000	100.00%	100.00%
5% Shareholders
N/A	-	-	-

* Seah Chia Yee is our sole officer and director.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 21, 2017 Seah Chia Yee was appointed President, Secretary, and Treasurer, and Director to the Company. He presently is our sole officer and director.

On August 21, 2017 our sole officer and director, Seah Chia Yee, purchased 4,000,000 shares of restricted common stock at a purchase price of $0.001 (par value) per share. Payment for the shares was made on March 14, 2018 and March 15, 2018. The proceeds from the sale will go directly to the Company to be used for working capital.

In regards to all of the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sale of the stock since the sale of the stock were made to non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two fiscal years.

From August 21, 2017 (Date of Inception) to November 30, 2017
Audit fees	$9,500
Audit related fees	-
Tax fees	-
All other fees	-
Total	$9,500

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS

Page
Audited Financial Statements

Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of November 30, 2017	F-3
Statement of Income from August 21, 2017 (Date of Inception) to November 30, 2017	F-4
Statement of Stockholders’ Equity from August 21, 2017 (Date of Inception) to November 30, 2017	F-5
Statement of Cash Flows from August 21, 2017 (Date of Inception) to November 30, 2017	F-6
Notes to the Financial Statements	F-7 – F-8

- F1 -

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Leader Hill Corporation

We have audited the accompanying balance sheet of Leader Hill Corporation as of November 30, 2017, and the related statement of operations, changes in stockholder’s equity (deficit) and cash flows for the period from August 21, 2017 to November 30, 2017. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. Our audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Leader Hill Corporation as of November 30, 2017 and the related statement of operations, changes in stockholders’ equity (deficit) and cash flows for the period from August 21, 2017 to November 30, 2017 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not established a stabilized source of revenues and has suffered net loss since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3, which includes achieving profitable operations and raising additional funds through financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ TAAD, LLP

Diamond Bar, CA

March 16, 2018

- F2 -

LEADER HILL CORPORATION

BALANCE SHEET AS OF November 30, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

As of November 30, 2017
(Audited)
ASSETS
CURRENT ASSETS
Accounts receivables	$8,000
Subscription receivable	4,000
TOTAL CURRENT ASSETS	12,000

NON-CURRENT ASSETS
Property and equipment	2,051
TOTAL NON-CURRENT ASSETS	2,051

TOTAL ASSETS	$14,051

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accrued expenses	$23,000
Loan from director	3,660
TOTAL CURRENT LIABILITIES	26,660

TOTAL LIABILITIES	$26,660

STOCKHOLDERS’ DEFICIT
Common stock – Par value $ 0.001; Authorized: 75,000,000 shares; Issued and outstanding: 4,000,000 shares as of November 30, 2017	4,000
Accumulated deficit	(16,609)
TOTAL STOCKHOLDERS’ DEFICIT	$(12,609)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$14,051

The accompanying notes are an integral part of these financial statements.

- F3 -

LEADER HILL CORPORATION

STATEMENT OF INCOME

FROM AUGUST 21, 2017 (DATE OF INCEPTION) TO November 30, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

From August 21, 2017 (Date of Inception) to November 30, 2017
REVENUE	$8,000

COST REVENUE	-

GROSS PROFIT	8,000

OPERATING EXPENSES	(24,609)

LOSS FROM OPERATIONS	(16,609)

LOSS BEFORE INCOME TAX	(16,609)

TAX INCOME PROVISION	-

NET LOSS	$(16,609)

COMPREHENSIVE LOSS	(16,609)

Net Loss per share- Basic and diluted	(0.00)

Weighted average number of common shares outstanding – Basic and diluted	4,000,000

 The accompanying notes are an integral part of these financial statements.

- F4 -

LEADER HILL CORPORATION

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FROM AUGUST 21, 2017 (DATE OF INCEPTION) NOVEMBER 30, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL EQUITY (DEFICIT)
	Number of shares	Amount
Balance as of August 21, 2017 (Date of Inception)	-	$-	$-	$-	$-
Shares issued for founder's shares	4,000,000	4,000,00	-	-	4,000
Net loss	-	-	-	(16,609)	(16,609)
Balance as of November 30, 2017	4,000,000	4,000,000	-	(16,609)	(12,609)

The accompanying notes are an integral part of these financial statements.

- F5 -

LEADER HILL CORPORATION

STATEMENT OF CASH FLOWS

FROM AUGUST 21, 2017 (DATE OF INCEPTION) TO NOVEMBER 30, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

From August 21, 2017 (Date of Inception) to November 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(16,609)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in operating assets and liabilities:
Accounts receivables	(8,000)
Accrued expenses	23,000
Loan from director	3,660

Net cash provided by operating activities	2,051

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	$(2,051)

Net cash used in investing activities	(2,051)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares	$4,000
Subscription receivables	(4,000)

Net cash provided by financing activities	-

Effect of exchange rate changes on cash and cash equivalent	-

Net increase in cash and cash equivalents	-
Cash and cash equivalents, beginning of period	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	-

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	-

The accompanying notes are an integral part of these financial statements.

- F6-

LEADER HILL CORPORATION

NOTES TO FINANCIAL STATEMENTS

FROM AUGUST 21, 2017 (DATE OF INCEPTION) TO NOVEMBER 30, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

1. ORGANIZATION AND BUSINESS BACKGROUND

Leader Hill Corporation, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on August 21, 2017.

We, Leader Hill Corporation (“the Company”), are an early stage business consulting company that intends to assist start-up to mid size companies in the East Asia region, with a focus on mainland China and Hong Kong, to operate their businesses more cost effectively through our multifaceted consulting services.

The Company’s executive office is located at Flat 1204 Block B, Mei Li Yuan, Hong Ling Middle Road, Luohu, Shenzhen 518000 China.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The financial statements for Leader Hill Corporation for the period from August 21, 2017 (Date of Inception) to November 30, 2017 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company has adopted November 30 as its fiscal year end.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Revenue recognition

The Company recognizes its revenue in accordance with ASC Topic 605, “Revenue Recognition. Revenue from the provision of services are recognized when there is (i) an existence of contract or an arrangement (ii) services are rendered, (iii) the service price is fixed or determinable, and (iv) collectability is reasonable assured.

There are $8,000 sales revenue from August 21, 2017 (Date of Inception) to November 30, 2017. The sales revenue is related to a feasibility report furnished to one client and it is a one-time transaction. From August 21, 2017 (Date of Inception) to November 30, 2017, the company has only one client.

General and administrative expenses

We have had general and administrative expenses in the amount of $24,609, which was primarily company incorporation fees, audit fee, travelling and accommodation expenses, entertainment expenses and professional fees.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments. Our cash and cash equivalents is nil as of November 30, 2017.

Accounts receivable

Accounts receivable are recorded at the invoiced amount less an allowance for any uncollectible accounts and do not bear interest, which are due on demand. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Form August 21, 2017 (Date of Inception) to November 30, 2017, the company had accounts receivable of $8,000 and it was subsequently collected.

The allowance for any uncollectible accounts form August 21, 2017 (Date of Inception) to November 30, 2017 was nil.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:

Categories	Estimated useful life	Residual value
Office equipment	5 years	$2,051

Expenditures for maintenance and repairs are expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statement of operations.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

- F7 -

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The carrying value of the Company's financial instruments: receivables and amount due to a director approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Recent accounting pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. In August 2015, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. Management is currently assessing the impact the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements – Going Concern: Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). ASU 2014-15 requires management to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and, if so, provide certain footnote disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016, including interim reporting periods thereafter. We adopted ASU 2014-15 as of December 31, 2016, but it did not impact our financial statements.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

 3. GOING CONCERN UNCERTAINTIES

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. From August 21, 2017 (Date of Inception) to November 30, 2017, the Company suffered a net loss of $16,609 and the Company had generated $8,000 revenue, $4,000   sources of capital or financing, and borrowed $3,660 from our director for the reporting period.

While the Company is attempting to generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that financial statements are issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

4. AMOUNT DUE TO A DIRECTOR

As of November 30, 2017, the sole director of the Company advanced $3,660 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

Currently, our office is provided by our director, Seah Chia Yee, without charge.

Our director, Seah Chia Yee, has not been compensated for the services.

5. INCOME TAX

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits. As of November 30, 2017, the Company had net operating loss carry forwards of approximately $16,609 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at November 30, 2017 was approximately $5,647. The net change in valuation allowance during the year ended November 30, 2017 was $5,647. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of November 30, 2017.  All tax years since inception remains open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

From August 21, 2017 (Date of Inception) to November 30, 2017

Non-current deferred tax assets:
Net operating loss carry forward	$5,647
Valuation allowance	(5,647)

Net deferred tax assets	$-

The actual tax benefit at the expected rate of 34% differs from the expected tax benefit for the year ended November 30, 2017 as follows:

From August 21, 2017 (Date of Inception) to November 30, 2017

Computed “expected” tax expense (benefit)	$(5,647)
Change in valuation allowance	5,647
Actual tax expense (benefit)	-

6. SUBSCRIPTION RECEIVABLE

On August 21, 2017 our sole officer and director, Seah Chia Yee, purchased 4,000,000 shares of restricted common stock at a purchase price of $0.001 (par value) per share.

The cash proceed which amounts to $4,000 has not yet received as of November 30, 2017 and hence treated as subscription receivable.

We have authorized capital stock consisting of 75,000,000 shares of common stock, $0.001 par value per share (“Common Stock”). We have 4,000,000 shares of Common Stock issued and outstanding.

7. CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

Major customers

From August 21, 2017 to November 30, 2017, there was one customer who accounted for 100% of the Company’s revenues. The customer who accounted for 100% of the Company’s revenues and its outstanding receivable balance at period-end is presented below:

	From August 21, 2017 to November 30, 2017
	Revenue	Percentage of Revenue	Accounts receivable
Customer A	$8,000	100%	$8,000
Total	$8,000	100%	$8,000

7. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after November 30, 2017 up through the date the Company issued the audited financial statements. During the period, there was no subsequent event that required recognition or disclosure.

- F8 -

Unaudited Financial Statements
Balance Sheet as of February 28, 2018 (Unaudited) and November 30, 2017	F-10
Statement of Operation for the three months ended February 28, 2018 (Unaudited) and from August 21, 2017 (Date Of Inception) to November 30, 2017	F-11
Statement of Cash Flows for the three months ended February 28, 2017 (Unaudited) and from August 21, 2017 (Date Of Inception) to November 30, 2017	F-12
Notes to the Financial Statements	F-13 - F-14

- F9 -

LEADER CAPITAL HOLDINGS CORP.

BALANCE SHEET AS OF February 28, 2018 (Unaudited) and

November 30, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of February 28, 2018	As of November 30, 2017

ASSETS
CURRENT ASSETS
Cash	$11,369	$-
Accounts Receivables	-	8,000
Subscription receivable	4,000	4,000
TOTAL CURRENT ASSETS	15,369	12000

NON-CURRENT ASSETS
Property and equipment	1,949	2,051
TOTAL NON-CURRENT ASSETS	1,949	2,051

TOTAL ASSETS	$17,318	$14,051

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Loan from directors	$26,304	$3,660
Accrued expenses	4,750	23,000

TOTAL LIABILITIES	$31,054	$26,660

STOCKHOLDERS’ DEFICIT
Common stock, $0.001 Par value, Authorized: 75,000,000 shares; Issued and outstanding: 4,000,000 shares as of February 28, 2018 and November 30, 2017	$4,000	$4,000
Accumulated deficit	(17,332)	(16,609)
Accumulated other comprehensive loss	(404)	-
TOTAL STOCKHOLDERS’ DEFICIT	(13,736)	(21,609)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$17,318	$14,051

The accompanying notes are an integral part of these unaudited financial statements.

- F10 -

LEADER CAPITAL HOLDINGS CORP.

STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED FEBRUARY 28, 2018 (UNAUDITED) AND

FROM AUGUST 21, 2017 (DATE OF INCEPTION) TO NOVEMBER 30, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

		For the three months ended February 28, 2018		From August 21, 2017 (Date of inception) to November 30, 2017
REVENUE		$-		$8,000

COST OF REVENUE		-		-

GROSS PROFIT		-		8,000

OPERATING EXPENSES		(724)		(24,609)

LOSS FROM OPERATIONS		(724)		(16,609)

LOSS BEFORE INCOME TAX		(724)		(16,609)

INCOME TAX PROVISION		-		-
	$		$
NET LOSS		(724)		(16,609)

Other comprehensive loss:

Foreign currency translation income (loss)		(404)		-

COMPREHENSIVE LOSS		(1,128)		(16,609)

Net loss per share- Basic and diluted		(0.00)		(0.00)

Weighted average number of common shares outstanding – Basic and diluted		4,000,000		4,000,000

The accompanying notes are an integral part of these unaudited financial statements.

- F11 -

LEADER CAPITAL HOLDINGS CORP.

STATEMENT OF CASH FLOWS

FROM THE THREE MONTHS ENDED FEBRUARY 28, 2018 (UNAUDITED) AND

FROM AUGUST 21, 2017 (DATE OF INCEPTION) TO NOVEMBER 30, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the three months ended February 28, 2018	From August 21, 2017 (Date of inception) to November 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(724)	$(16,609)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	102
Changes in operating assets and liabilities:
Accounts receivables	8,000	(8,000)
Accrued expenses	(18,250)	23,000
Loan from director	22,644	3,660

Net cash provided by operating activities	11,773	2,051

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	-	(2,051)

Net cash used in investing activities	-	(2,051)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from share issuance	-	4,000
Subscription receivable	-	(4,000)

Net cash provided from financing activities	-	-

Effect of exchange rate changes on cash and cash equivalent	(404)	-

Net increase in cash and cash equivalents	11,369	-
Cash and cash equivalents, beginning of period	-	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$11,369	$-

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-	$-
Interest paid	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

- F12 -

LEADER HILL CORPORATION

NOTES TO FINANCIAL STATEMENTS

AS OF november 30, 2017 AND February 28, 2018 (UNAUDITED)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1. ORGANIZATION AND BUSINESS BACKGROUND

Leader Hill Corporation, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on August 21, 2017.

We, Leader Hill Corporation (“the Company”), are an early stage business consulting company that intends to assist start-up to mid size companies in the East Asia region, with a focus on mainland China and Hong Kong, to operate their businesses more cost effectively through our multifaceted consulting services.

The Company’s executive office is located at Flat 1204 Block B, Mei Li Yuan, Hong Ling Middle Road, Luohu, Shenzhen 518000 China.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The financial statements for Leader Hill Corporation for the period from December 1, 2017 to February 28, 2018 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company has adopted November 30 as its fiscal year end.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

General and administrative expenses

From December 1, 2017 to February 28, 2018, we have had general and administrative expenses in the amount of $724, which was primarily company incorporation fees, audit fee, travelling and accommodation expenses, entertainment expenses and professional fees.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments. Our cash and cash equivalents is $11,369 and nil as of February 28, 2018 and November 30, 2017.

Accounts receivable

Accounts receivable are recorded at the invoiced amount less an allowance for any uncollectible accounts and do not bear interest, which are due on demand. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The allowance for any uncollectible accounts at November 30, 2017 and February 28, 2018 was $8,000 and $0.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:

Categories	Estimated useful life
Office equipment	5 years

Expenditures for maintenance and repairs are expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statement of operations.

Depreciation and amortization expense, classified as operating expenses, was $0 and $102 from inception to November 30, 2017   and from December 1, 2018 to February 28, 2018   , respectively.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

- F13 -

Net loss per share

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share.” Basic loss per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The carrying value of the Company's financial instruments: receivables and amount due to a director approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Recent accounting pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. In August 2015, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. Management is currently assessing the impact the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements – Going Concern: Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). ASU 2014-15 requires management to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and, if so, provide certain footnote disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016, including interim reporting periods thereafter. We adopted ASU 2014-15 as of December 31, 2016, but it did not impact our financial statements.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

 3. GOING CONCERN UNCERTAINTIES

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of November 30, 2017, the Company suffered an accumulated deficit of $16,609 and continuously incurred a net operating loss of $724 for the three months ended February 28, 2018. From December 1, 2017 to February 28, 2018, the Company borrowed $26,304 from our director for the reporting period.

While the Company is attempting to generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that financial statements are issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

4. AMOUNT DUE TO A DIRECTOR

As of November 30, 2017, the sole director of the Company advanced $3,660 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

As of February 28, 2018, the sole director of the Company advanced $26,304 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

Currently, our office is provided by our director, Seah Chia Yee, without charge.

Our director, Seah Chia Yee, has not been compensated for the services.

5. SUBSCRIPTION RECEIVABLE

On August 21, 2017 our sole officer and director, Seah Chia Yee, purchased 4,000,000 shares of restricted common stock at a purchase price of $0.001 (par value) per share.

The cash proceed which amounts to $4,000 has not yet received as of February 28, 2018 and hence treated as subscription receivable.

The company has received subscription receivable of total $4,000 from it is sole director on March 14, 2018 and March 15, 2018.

We have authorized capital stock consisting of 75,000,000 shares of common stock, $0.001 par value per share (“Common Stock”). We have 4,000,000 shares of Common Stock issued and outstanding.

6. PROPERTY AND EQUIPMENT, NET

	As of February 28, 2018	From August 21, 2017 (Date of inception) to November 30, 2017
	(unaudited)
Office equipment	$2,051	$2,051
	2,051	2,051

Less: Accumulated depreciation	(102)	-
Total	$1,949	$2,051

Depreciation and amortization expense, classified as operating expenses, was $0 and $102 from inception to November 30, 2017 and from December 1, 2018 to February 28, 2018, respectively.

7. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after February 28, 2018 up through the date the Company issued the audited financial statements.

The company has received subscription receivable of total $4,000 from it is sole director on March 14, 2018 and March 15, 2018.

- F14 -

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$$13.70
Auditor Fees and Expenses	$10,000.00
Consulting Fees and Related Expenses	$27,500.00
Transfer Agent Fees	$1,500.00
TOTAL	$39,013.70

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

The Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On August 21, 2017 our sole officer and director, Seah Chia Yee, purchased 4,000,000 shares of restricted common stock at a purchase price of $0.001 (par value) per share. Payment for the shares was made on March 14, 2018 and March 15, 2018. The proceeds from the sale will go directly to the Company to be used for working capital.

In regards to all of the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sale of the stock since the sale of the stock were made to non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Nevada Secretary of State on August 21, 2017 (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
23.1	Consent of Independent Accounting Firm “TAAD LLP” (1)
99.1	Sample Subscription Agreement (1)
99.2	Agreement for Feasibility Report (1)

____________________

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Shenzhen, China on June 15, 2018.

Leader Hill Corporation

By: /s/ Seah Chia Yee
Name: Seah Chia Yee
Title: President, Secretary, Treasurer, Director Date: June 15, 2018

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Seah Chia Yee  Signature: /s/ Seah Chia Yee  Title: President, Secretary, Treasurer, Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer) Date: June 15, 2018